Exhibit 99.2
Domo Announces Leadership Transition

Domo Announces CEO Transition: John Mellor Steps Down as CEO, Succeeded by Domo Founder Josh James

Company Announces Board Appointments and Additional Senior Leadership Appointments

SILICON SLOPES, Utah – March 6, 2023 – Domo, Inc (NASDAQ: DOMO) today announced the following key senior leadership changes and Board appointments:

a.John Mellor has stepped down as Chief Executive Officer and a Director of the company after nearly four years with Domo. He will be available to support the company during this transition period, as needed.

a.Domo Founder Josh James has been named Chief Executive Officer and a Director of the company.

a.David Jolley has been named Chief Financial Officer.

a.Jeff Skousen has been named Chief Revenue Officer.

a.Dan Strong and Renée Soto have been appointed to the Board of Directors. With these appointments, the Board is comprised of seven directors.

“John is a talented executive and the positive imprint he is leaving on Domo is evident and lasting,” said Carine Clark, Chair of the Board. “John seamlessly stepped into the CEO role a year ago at a critical time for Domo and helped improve our business through tighter internal alignment, adding key talent and advancing our strategy for growth, all while promoting a culture of inclusivity. On behalf of the Board, we thank John for his dedicated service to Domo since joining the company in 2019 and especially over the last year. We wish him the very best as he embarks on new endeavors.”

Clark continued, “As Domo’s founder, we are pleased to welcome Josh back at the helm as CEO. Josh brings a true entrepreneurial spirit to the company and we are confident that under his leadership, Domo is in very capable hands. We are also delighted to have Dan Strong and Renée Soto, two recognized leaders in finance and strategic communications, respectively, join the Board. Their insights, knowledge and perspectives will be valuable to Domo as we support leadership in its commitment to delivering for our shareholders and customers through innovation, execution and transformation in 2023 and beyond.”

John Mellor said, “It has been an honor and a privilege to be part of the Domo team for nearly four years and to lead as CEO for the past year. Domo has a highly engaged, talented team that operates with incredible commitment and integrity. The team’s dedication to our customers is among the many reasons that I am confident Domo will continue to be a market disruptor as we bring innovative solutions to customers.”

Josh James, Domo Founder and Chief Executive Officer, said, “I am encouraged and invigorated to lead Domo as CEO once again and take our company to the next level. Over the past year, John and the team have delivered substantial customer value and John has structured the management team in a way with which I’m very pleased. Thanks to his hard work and stewardship, Domo has a sizeable and healthy pipeline with strong demand for our products and services continuing into 2023. I join my fellow directors in wishing him all the best.”

Domo also announced today that David Jolley has been named Chief Financial Officer, succeeding Bruce Felt, who previously announced his departure from Domo after eight years of service to the company. Felt will support Jolley during the initial onboarding process and will be available to the company in an advisory role, as needed.

James continued, “I’d like to thank Bruce Felt for his service. I welcome David to the Domo team and look forward to his insights as we work to realize our long-term potential and create value for shareholders and all stakeholders. David is a first-rate financial executive with a real passion for supporting innovation, as well as experience working with fast-growth companies looking to make a difference. I am confident that with a refreshed Board and a dynamic leadership team in place, we can embark on an exciting new chapter at Domo.”

In addition, Jeff Skousen has been named Chief Revenue Officer, succeeding Ian Tickle. “As before, it was important to me to have the CRO role here in the states. We are thankful for the many contributions Ian brought to the company, including his operational rigor and the mentorship he provided to many sales leaders. That said, Jeff is more than ready to assume this position and has been one of the most consistent managers at delivering targets; he has delivered well over half the company’s ARR. He’s energetic, well-liked, and a fighter who does what it takes to hit his number.”

James added, “I am extremely excited about these new additions to our management team and the internal alignment created over the last year between sales, client services, marketing and product to help our teams better attract and serve customers. Combined with the customer value we are delivering, we have formidable momentum to execute in the year ahead.”

About Josh James
Josh founded Domo in 2010 to transform the way CEOs and other executives manage their business and to help drive value from the tens of billions of dollars spent on traditional business intelligence systems.

Prior to Domo, Josh served as CEO of Omniture, a SaaS-based web analytics company that he co-founded in 1996 and took public in 2006. Mr. James has also served on the board of directors of various privately held and public companies, including as a director of Mercato Partners Acquisition Corporation from November 2021 – July 2022.

An active member of the Utah business community, Josh is passionate about promoting the state’s economic development and he is equally devoted to entrepreneurship. He founded Silicon Slopes, a non-profit initiative whose mission is to promote the interests of Utah’s high-tech industry. With former Governor Leavitt, Josh led the charge for the Utah Silicon Valley Alliance for entrepreneurs, an economic development program designed to attract the best of California’s technology industry to Utah’s business-friendly environment. He has served as an advisor on the technology and startup community to Governor Jon Huntsman, Governor Gary Herbert and Governor Spencer Cox.

Mr. James attended Brigham Young University for three and a half years and studied entrepreneurship.

About David Jolley
David has more than 30 years of experience advising fast-growth companies and entrepreneurs across a range of industries including technology, software, life sciences and consumer products, among others, helping them develop and execute their growth strategies.

A passionate supporter of innovators, David had a long and successful career at Ernst & Young (“EY”) spanning more than 25 years. Most recently he served as EY’s Americas Growth Markets Leader, working with go-to-market teams across the Americas – including North, Central and South America, as well as Israel – to engage with high-growth entrepreneurs and innovative middle-market companies.

After retiring from EY in October of 2020, David was appointed to the Board of the Utah Chapter of the National Association of Corporate Directors. He also serves as a director on the boards of Scalar and Cypress Five Star.

He holds a BS in Accounting from Brigham Young University and an MBA in Finance from the University of Utah.

About Jeff Skousen
Jeff brings more than 25 years of sales and leadership experience to the role of Domo CRO. He played an integral role in building the Domo sales machine from the ground up, having served as Domo’s VP, Corporate Sales since 2011. Before Domo, Jeff spent time at IBM, Omniture and was a founder and head of sales for a successful financial services company for more than six years.

About Dan Strong
Dan has a nearly 30-year track record of successfully leading the financial organizations of both public and private companies in the technology industry. He most recently served as CFO at Signifyd, a company leveraging big data and machine learning to maximize conversion, automate customer experience and eliminate fraud and customer abuse for retailers, before retiring in December 2022. Prior to Signifyd, he served as CFO at Health Catalyst for over three years, where he oversaw all aspects of the finance and accounting functions. Prior to Health Catalyst, Dan spent nearly eight years as CFO of Control4, a home automation and control company. At Control4, Dan played an important role transitioning the company from a private, VC-backed company to a publicly traded company, culminating in its IPO in 2013. Dan graduated Magna Cum Laude from the University of Utah with a BS in Accounting and has completed executive courses on financial management practices from the University of Michigan and Harvard Business School.

About Renée Soto
Renée is a trusted communications advisor with nearly 20 years of experience providing strategic counsel to companies, organizations and individuals. She is a co-founding partner of Reevemark, a boutique communications firm specializing in financial media, investor relations and special situations. Prior to co-founding Reevemark, Renée was a Managing Director and Partner at Sard Verbinnen, a strategic communications firm she joined in 2005. Renée began her career as an Associate at Cravath, Swaine & Moore, LLP. Renée received an BA from Harvard College and a J.D. from Harvard Law School, where she was an editor of the Harvard Law Review. She was selected as one of Lawdragon’s Global 100 Leaders in Legal Strategy & Consulting in 2021 and 2022.

About Domo
Domo transforms business by putting data to work for everyone. Domo’s low-code data app platform goes beyond traditional business intelligence and analytics to enable anyone to create data apps to power any action in their business, right where work gets done. With Domo’s fully integrated cloud-native platform, critical business processes can now be optimized in days instead of months or more. For more information, visit www.domo.com. You can also follow Domo on Twitter, Facebook and LinkedIn.

Domo is a registered trademark of Domo, Inc.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future growth, demand for our products and services, and results for future periods. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Annual Report on Form 10-K filed with the SEC on March 23, 2022, our most recent Quarterly Report on Form 10-Q filed with the SEC on December 9, 2022, and the Annual Report on Form 10-K for the fiscal quarter ended January 31, 2023 expected to be filed with the SEC on or about April 3, 2023. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Contacts
Media
Cynthia Cowen
PR@domo.com

Investors
Peter Lowry
IR@domo.com